EXHIBIT 10.7

EMPLOYMENT TRANSITION AND SEPARATION RELEASE AGREEMENT

Nektar Therapeutics (“Nektar” or “Company”) hereby offers you a severance package in connection with the future termination of your employment with the Company. This Employee Transition and Separation Release Agreement (“Agreement”) describes the severance benefits and other terms of your separation transition.

1. Separation Date and Transition Period.

(a) You will remain employed as an at-will employee of the Company until the earliest of: (a) the date the Company terminates your employment for any reason; or (b) November 2, 2007 (the earlier of which being referred to herein as the “Separation Date”).

(b) Title and Duties. From the date of this letter through the Separation Date (the “Transition Period”), you will remain employed by the Company in your current position and you will continue to report to your current manager. Your duties and responsibilities during the Transition Period will include, but are not limited to, providing transition assistance and other support within your area of expertise. During the Transition Period, you will have the same authority to represent the Company to third parties as you did prior to the Transition Period; provided however, that you may not executive binding contracts on behalf of the Company. During the Transition Period, you shall continue to abide by all of the Company’s general policies and procedures in effect from time to time, and perform your job duties in good faith to the best of your abilities.

(c) Salary and Benefits; Equity Award Vesting. During the Transition Period: (i) you will continue to be paid your current base salary subject to required withholdings and deductions; (ii) your salary will be paid on the Company’s customary payroll dates; (iii) you will be eligible to receive incentive compensation based on your current incentive compensation target under the Company’s Discretionary Performance-Based Incentive Compensation Policy (“Bonus Plan”) as provided in Section 3 below; (iv) you will continue to be eligible to participate in all benefit plans the Company makes generally available to its employees, and any other benefit plans in which you are enrolled as of the date of this letter, to the extent permitted by the terms and conditions governing those plans; and (v) subject to the terms of the stock option grants and restricted stock unit grants, if any, provided to you in connection with your employment, and the terms of the applicable equity incentive plans, your stock options and restricted stock unites, if any, will continue to vest.

2. Accrued Salary and Paid Time Off.

(a) Accrued Salary. The Company will pay you on the Separation Date all accrued and unpaid salary through the Separation Date, subject to applicable payroll deduction and withholding.

(b) Accrued Paid Time Off. The Company will pay you any accrued and unused paid time off earned by you through the Separation Date, subject to applicable payroll deduction and withholding. In the event you have negative paid time off balance, such amount will be deducted from your Severance (as defined below) as provided in Section 5(a).

3. Incentive Compensation. You will not be eligible for payments under the Bonus Plan for the performance period commencing July 1 and ending December 31, 2007.

4. Stock Options and Restricted Stock Units.

(a) Stock Options. Pursuant to the applicable Equity Incentive Plan (“Plan”) and the stock option notices and agreements issued to you thereunder if any (collectively, the “Option Agreements”), vesting of your stock options will cease on the Separation Date.

(b) Exercise Period. Notwithstanding anything in the Option Agreements to the contrary, your right to exercise your stock options as to any vested shares shall end on November 2, 2008; provided, however, in no event shall your exercise period extend beyond the term of your Equity Awards or as otherwise provided in the Plan, The stock options also continue to remain subject to all other terms and conditions of the Option Agreements.

(c) Restricted Stock Units. Any vested shares under your restricted stock unit awards (“RSUs”), if any, are owned by you and may be retained or sold by you subject to the terms and conditions of the Plan and the notice and agreements issued to you thereunder as applicable (the “RSU Agreements”). Any unvested RSU’s as of the Separation Date will be forfeited as per the RSU Agreements.

5. Severance Benefits. Although the Company is not otherwise obligated to do so, provided that (i) you sign this Agreement, return it to the Company, and allow it to become effective as provided in Section 13; (ii) you do not resign from the Company prior to the Separation Date, (iii) you abide by the terms set forth herein, and (iv) after the Separation Date, you sign the Separation Date Release attached hereto as Exhibit A within the time period specified therein, return it to the Company and allow it to become effective, the Company will afford you the following benefits:

(a) Lump Sum Severance. The Company will pay you, as severance, the aggregate sum of $513,381.27 payable within fifteen (15) days after the effective date of the Separation Date Release subject to applicable deductions and withholding and any applicable deductions under Section 2(b) (“Severance”).

(b) Health Insurance. You will remain on the Company’s current health insurance policy through the month in which your Separation Date occurs. Additionally, to the extent provided by the federal COBRA law, and by the Company’s current group health insurance policies, you will be eligible to continue your and your covered dependents’ group health insurance benefits. If you elect continuation coverage under COBRA and upon confirmation of your COBRA election by the Company to its satisfaction, the Company will reimburse you for COBRA premiums for up to twelve (12) months upon receipt of satisfactory substantiation of your payment of such premiums; provided however, that the Company’s payment of COBRA premiums may cease at any time you are deemed eligible for comparable group medical and dental coverage from another employer. After the Company’s payment of COBRA premiums ceases, you may continue COBRA coverage at your own expense for as long as you remain eligible for COBRA under federal law.

(c) Flexible Benefits. Your flexible benefits plan pre-tax contribution plan will terminate on your Separation Date. You will be able to continue to submit reimbursements to the plan administrator for eligible expenses for a period of ninety (90) days following the Separation Date.

(d) Employee Stock Purchase Plan. If you are an Employee Stock Purchase Program participant you will also receive a payout of your account balance.

(e) Attorney’s Fees. The Company will reimburse you up to $7,500 for the attorney’s fees of Dorsey & Whitney LLP actually incurred by you in providing you assistance in negotiating your separation from the Company. You will provide the Company with invoices from Dorsey & Whitney to support the foregoing reimbursement obligation.

(f) Other Compensation or Benefits. Except as expressly described in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

6. Non-Disparagement. Both you and the Company (through its officers and directors) agree not to disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

7. Confidentiality. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

8. Expense Reimbursements. You agree that, within ten (10) business days following the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

9. Return of Company Property. You agree that, on the Separation Date, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to: Company files, email, notes, memoranda, correspondence, agreements, draft documents, notebooks, logs, drawings, records, plans, proposals, reports, forecasts, financial information, sales and marketing information, research and development information, personnel information, specifications, computer-recorded information, tangible property and equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). If you have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, you agree to provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is done. YOU AGREE NOT TO RETAIN ANY PAPER OR ELECTRONIC COPIES OF ANY COMPANY DOCUMENTS OR DATA (INCLUDING BUT NOT LIMITED TO EMAIL) OTHER THAN THIS AGREEMENT AND OTHER DOCUMENTS EVIDENCING YOUR EMPLOYMENT RELATIONSHIP WITH THE COMPANY. YOU WILL NOT BE ENTITLED TO ANY SEVERANCE BENEFITS UNLESS AND UNTIL YOU COMPLY FULLY WITH THE TERMS SET FORTH IN THIS PARAGRAPH.

10. Employment Agreement Continues. Following the Separation Date, you have continuing obligations under your Employee Agreement with the Company which include, among other obligations, not to use or disclose any confidential or proprietary information of the Company.

11. Non-Solicitation. You agree that, for twelve (12) months following the Separation Date, you shall not, directly or indirectly (e.g. through directing a recruiting firm to target Company employees), without prior written consent of the Company, solicit or induce any employee of the Company to leave the employ of the Company.

12. Continuation of Indemnification. Nektar shall, to the maximum extent permitted by law, continue to indemnify and hold you harmless for any acts or decisions made in good faith while performing services for the Company. To the same extent, Nektar will pay all expenses, including reasonable attorney fees and costs of court-approved settlements, actually and necessarily incurred by you in connection with the defense of any action, suit or proceeding, and in connection with any appeal, that has been brought against you by reason of your service as an employee of the Company, including, without limitation, the matter of Leznik v. Nektar Therapeutics, Inc. et al, United States Department of Labor Case Number 2006-SOX-00093.

13. General Release. Except as otherwise stated in this Agreement, you hereby generally and completely release the Company and its subsidiaries, successors, predecessors and affiliates, and its and their respective partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to:

(a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment;

(b) all claims related to your compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, restricted stock units, or any other ownership interests in the Company;

(c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing;

(d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and

(e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended), and Labor Code Sections 132a 4553 and 4553.1 of the Workers’ Compensation Act, except that this release does not apply to any claim for regular workers’ compensation benefits, including indemnity, medical or vocational rehabilitation benefits under the California Workers’ Compensation Act.

You represent that you have no lawsuits, claims or actions pending in your name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph.

14. ADEA Waiver. You acknowledge that your waiver and release of any rights you may have under ADEA is knowing and voluntary, and that the consideration given under this Agreement (severance, COBRA payments, outplacement), in exchange for your general waiver and release, is in addition to anything of value to which you were already entitled. You are hereby advised that:

(a) your waiver and release do not apply to any rights or claims that may arise after the date you sign this Agreement;

(b) prior to signing this Agreement you should consult with an attorney (although you may choose voluntarily not to do so);

(c) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it earlier);

(d) you have seven (7) days following the date you sign this Agreement to revoke it by providing written notice to the Company’s Vice President, Human Resources;

(e) this Agreement shall not be effective until the revocation period expires which will be the eighth day after you sign this Agreement.

15. Waiver of Unknown Claims. You hereby expressly waive and relinquish all rights and benefits under Section 1542 of the California Civil Code which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You also hereby waive any statutory claims of similar effect.

16. Entire Agreement; Modification. This Agreement and your Employee Agreement constitute the complete and only agreement between you and the Company on these subjects. You are agreeing to it without reliance on any promise or representation, written or oral, other than those expressly contained in this Agreement, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified except in a writing signed by both you and the Company’s Vice President, Human Resources. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and Nektar, and inure to the benefit of both you and Nektar, their heirs, successors and assigns. Any determination that a provision of this Agreement is invalid or unenforceable, in whole or in part, will not affect any other provision of this Agreement, and the provision in question shall be modified by the court so as to be rendered enforceable in accordance with the intent of the parties to the extent possible.

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If this Agreement is acceptable to you, please sign below and return the original to Human Resources on or before October 29, 2007. The offer of severance benefits contained in this Agreement will automatically expire if we do not receive the fully executed Agreement from you by the aforementioned date.

NEKTAR THERAPEUTICS

By:		Dated:	10-5-07
DORIAN RINELLA
VICE PRESIDENT, HUMAN RESOURCES

DAVID JOHNSTON

		Dated:	10-05-07

Exhibit A

Separation Date Release

In exchange for the severance benefits and other consideration provided to me by Nektar Therapeutics (the “Company”), and as required by the Employment Transition and Separation Release Agreement between the Company and me dated October     , 2007 (the “Agreement”), I hereby provide the following Separation Date Release (the “Release”).

1. Except as otherwise stated in this Release, I hereby generally and completely release the Company and its subsidiaries, successors, predecessors and affiliates, and its and their respective partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Release. This Release includes, but is not limited to:

(a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment;

(b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, restricted stock units, or any other ownership interests in the Company;

(c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing;

(d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and

(e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended), and Labor Code Sections 132a 4553 and 4553.1 of the Workers’ Compensation Act, except that this release does not apply to any claim for regular workers’ compensation benefits, including indemnity, medical or vocational rehabilitation benefits under the California Workers’ Compensation Act.

I represent that I have no lawsuits, claims or actions pending in my name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph.

2. ADEA Waiver. I acknowledge that my waiver and release of any rights I may have under ADEA is knowing and voluntary, and that the consideration given under this Agreement (severance, COBRA payments, outplacement), in exchange for my general waiver and release, is in addition to anything of value to which I was already entitled. I understand and acknowledge that the Company has advised me that:

(f) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release;

(g) prior to signing this Release I should consult with an attorney (although I may choose voluntarily not to do so);

(h) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it earlier);

(i) 1 have seven (7) days following the date I sign this Release to revoke it by providing written notice to the Company’s Vice President, Human Resources;

(j) this Release shall not be effective until the revocation period expires which will be the eighth day after I sign this Release.

3. Waiver of Unknown Claims. I hereby expressly waive and relinquish all rights and benefits under Section 1542 of the California Civil Code which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

I also hereby waive any statutory claims of similar effect.

DAVID JOHNSTON

	Dated:	10-05-07